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                                                                       EXHIBIT 2


MASNET No. 10 OF 25.05.2000
Announcement No. 10

CHARTERED SEMICONDUCTOR MANUFACTURING LTD

NOTICE OF CHANGES IN DIRECTOR'S INTERESTS

NAME OF DIRECTOR:                                            Barry Waite

DATE OF NOTICE TO COMPANY:                                   25/05/2000

DATE OF CHANGE OF INTEREST:                                  24/05/2000

NAME OF REGISTERED HOLDER:                                   Barry Waite

CIRCUMSTANCE GIVING RISE TO THE CHANGE:                      Exercise of share options/convertibles

SHARES HELD IN THE NAME OF REGISTERED HOLDER

NO. OF SHARES OF THE CHANGE:                                 1,364,960
% OF ISSUED SHARE CAPITAL:                                   0.099

AMOUNT OF CONSIDERATION PER SHARE EXCLUDING                  376,000 shares@S$0.93
BROKERAGE,GST,STAMP DUTIES,CLEARING FEE:                     196,960 shares@S$0.9309
                                                             792,000 shares@S$3.344

NO. OF SHARES HELD BEFORE CHANGE:                            1,582,000
% OF ISSUED SHARE CAPITAL:                                   0.115

NO. OF SHARES HELD AFTER CHANGE:                             2,946,960
% OF ISSUED SHARE CAPITAL:                                   0.214

HOLDINGS OF DIRECTOR INCLUDING DIRECT AND DEEMED INTEREST

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
                                                                                 DEEMED               DIRECT
NO. OF SHARES HELD BEFORE CHANGE:                                                   0               1,582,000
% OF ISSUED SHARE CAPITAL:                                                                              0.115

NO. OF SHARES HELD AFTER CHANGE:                                                    0               2,946,960
% OF ISSUED SHARE CAPITAL:                                                                              0.214

TOTAL SHARES:                                                                       0               2,946,960

Submitted by Nancy Tan See Sin, Joint Company Secretary on 25/05/2000 to the SGX